UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

EverQuote, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38549	26-3101161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 522-3444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EVER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 30, 2023, EverQuote, Inc. (the “Company”) committed to exiting its health insurance vertical and implemented a workforce reduction plan (the “Reduction Plan”) as part of the structural reduction in non-marketing operating expenses (excluding non-cash items) of over 15% that the Company announced on June 16, 2023.

The Company estimates that it will incur one-time termination benefits and other associated costs of approximately $2.0 million to $3.0 million in connection with the Reduction Plan. The Company estimates that substantially all of these charges will result in cash expenditures relating to severance payments, employee benefits and associated costs. The Company expects that these charges will be incurred primarily in the second quarter of 2023. The Company expects to complete the exit of its health insurance vertical by December 31, 2023.

The Company is also evaluating the impact of its exit of the health insurance vertical on its balance sheet, which may result in write-downs of assets and additional charges. The Company is currently not able to provide an estimate of the timing or the amount, if any, of these potential write-downs and charges it may incur. The Company will file an amendment to this Current Report on Form 8-K, as necessary, if and when such amounts become estimable.

Item 2.06.	Material Impairments.

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K and the materials filed or furnished herewith about future expectations, plans and prospects for the Company, including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” “continues,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (4) the Company’s ability to maintain and build its brand; (5) the Company’s reliance on its third-party service providers; (6) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (7) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (8) the expected recovery of the auto insurance industry; (9) developments regarding the insurance industry and the transition to online marketing; (10) the possible impacts of inflation; and (11) other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and the Company’s most recent Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K and the materials filed or furnished herewith represent the Company’s views as of the date of this Current Report on Form 8-K and as of the dates of such materials, respectively. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K or the dates of such materials, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERQUOTE, INC.

Date: July 6, 2023	By:	/s/ Julia Brncic
Julia Brncic
Secretary and General Counsel